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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2005, accompanying the consolidated financial statements and schedule in the Annual Report of Sports Resorts International, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sports Resorts International, Inc. on Form S-2 (File No. 333-67182, effective September 4, 2001) and on Form S-8 (File No. 333-10527, effective August 21, 1996).

/s/ GRANT THORNTON LLP

Southfield, Michigan
March 25, 2005